FOR IMMEDIATE RELEASE

Contact:
John C. Roman
President and Chief Executive Officer
Naugatuck Valley Financial Corporation
(203) 720-5000

Naugatuck Valley Financial Corporation to Pursue Second Step Conversion

Naugatuck, Connecticut – January 14, 2011.  Naugatuck Valley Financial Corporation (the “Company”) (Nasdaq: NVSL), the holding company for Naugatuck Valley Savings and Loan, announced today that it intends to pursue its previously announced plans to convert to a fully public company, but without a simultaneous acquisition transaction.  The Company expects to file the required regulatory applications later this calendar quarter.

Last year, the Company announced plans and filed regulatory applications to undertake a second step conversion and simultaneously acquire a neighboring financial institution but the parties mutually agreed to terminate the acquisition agreement.

In the conversion, Naugatuck Valley Financial Corporation, a newly chartered Maryland corporation (“New Company”), will offer for sale shares of its common stock in an amount representing Naugatuck Valley Mutual Holding Company’s approximate 60% ownership interest in the Company based on an independent appraisal of the New Company.  The New Company will offer the shares for sale to Naugatuck Valley Savings and Loan’s eligible account holders and tax qualified employee plans in a subscription offering.  If any shares remain unsold after the expiration of the subscription offering, the unsold shares will be offered for sale to members of the general public in a community offering and, if necessary, in a broker-assisted syndicated community offering.  The highest offering priority will be depositors of Naugatuck Valley Savings and Loan with qualifying deposits as of the close of business on December 31, 2008.

The Company’s stockholders (other than Naugatuck Valley Mutual Holding Company), who collectively own approximately 40% of the Company’s outstanding common stock, will receive shares of New Company common stock based on an “exchange ratio” designed to preserve their aggregate percentage ownership interest.

The conversion is subject to regulatory approval, the approval of the depositors of Naugatuck Valley Savings and Loan, and the approval of the Company’s stockholders (including the holders of a majority of the Company’s outstanding shares of common stock, other than the Naugatuck Valley Mutual Holding Company).  The conversion is expected to be completed in the third calendar quarter of 2011.

During the conversion process, Naugatuck Valley Savings and Loan’s business of accepting deposits and making loans will continue without interruption.  After the conversion, savings account holders will continue to hold accounts in Naugatuck Valley Savings and Loan with the same dollar amount, rates of return and general terms as their existing accounts.  The Federal Deposit Insurance Corporation will continue to insure the accounts up to applicable legal limits.  Similarly, the conversion will not affect borrowers’ loans, including the amount, rate, maturity, security and other contractual terms.

Information regarding the conversion, including details of the stock offering and detailed business and financial information, will be provided in a prospectus and a proxy statement when the stock offering commences, which is expected to occur during the second calendar quarter of 2011.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan, headquartered in Naugatuck, Connecticut and with nine other branch offices in Southwestern Connecticut.  Naugatuck Valley Savings and Loan is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area.

This news release contains certain forward-looking statements within the meaning of the Securities Exchange Act of 1934.  Forward-looking statements are not historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements are inherently subject to numerous risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made.  The following factors, among others, could cause the actual results to differ materially from the expectations stated in this news release: the Company’s ability to complete the conversion; the failure to obtain governmental approvals of the conversion or the imposition of adverse regulatory conditions in connection with such approval; the failure of Naugatuck Valley Savings and Loan’s depositors or the Company’s stockholders to approve the conversion.

The Company undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

The Company will file an amended registration statement with the Securities and Exchange Commission (“SEC”) that will include a prospectus, and other relevant documents, concerning the conversion.  Stockholders are urged to read the amended registration statement and the prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the prospectus, as well as obtain other filings containing information about the Company, at the SEC’s Internet site (www.sec.gov).

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the conversion.  Information about the directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement, dated April 30, 2010, for the Company’s annual meeting of stockholders held on May 28, 2010, and is available from the Company by writing to John C. Roman, President and Chief Executive Officer, 333 Church Street, Naugatuck, Connecticut 06770.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the conversion when it becomes available.

The proposed stock offering by the New Company will be made only by means of a prospectus in accordance with the Securities Act of 1933, as amended, and all applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.  The shares of New Company common stock are not savings accounts or savings deposits, may lose value, and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

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